AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                PHARMERICA, INC.


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

      1.1 Annual Meeting. The annual meeting of the stockholders shall be held, at such place within or without the state of incorporation as may be designated by the Board of Directors, on such date and at such time as shall be designated each year by the Board of Directors and stated in the notice of the meeting. At the annual meeting the stockholders shall elect a Board of Directors by a plurality vote and transact such other business as may properly be brought before the meeting.

      1.2 Special Meetings. Special meetings of the stockholders may be called only by a majority of the Board of Directors or by the holders of not less than twenty-five percent (25%) of all the shares entitled to vote at such meeting. The place of said meetings shall be designated by the directors. The business transacted at special meetings of the stockholders of the Corporation shall be confined to the business stated in the notice given to the stockholders.

      1.3 Notice of Stockholder Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.


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      1.4 Quorum Requirements. A majority of the shares entitled to vote present, in person or represented by proxy, shall constitute a quorum for the transactions of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is one upon which, by express provision of this Corporation's Certificate of Incorporation or Bylaws, or by the laws of Delaware, a larger or different vote is required, in which case such express provision shall govern the decision of such question.

      1.5 Voting and Proxies. Every stockholder entitled to vote at a meeting may do so either in person or by proxy appointment made by an instrument in writing subscribed by such stockholder which proxy shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its executing, unless the said instrument expressly provides for a longer period.

      1.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors by the Vice Chairman of the Board of Directors, if any, or in the absence of the Vice Chairman of the Board of Directors by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

      The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to


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do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

      1.7 Advance Notice of Stockholder Proposals. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Certificate of Incorporation and Bylaws of the Corporation. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the


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Corporation  beneficially owned by such person,  the information  regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.


                                   ARTICLE II

                               BOARD OF DIRECTORS

      2.1 Qualification and Election. Directors need not be stockholders or residents of this State, but must be of legal age. They shall be elected by a plurality of the votes cast at the annual meetings of the stockholders or at a special meeting of the stockholders called for that purpose. Each director shall hold office until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified. Whenever the holders of preferred stock issued pursuant to the Certificate of Incorporation or the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock shall have the right, voting as a


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separate class, to elect  directors,  the election,  term of office,  filling of vacancies and other terms of such directorships shall be governed by the terms of the Certificate of Incorporation or such resolution or resolutions, as the case may be, and such directorships shall not be divided into serial classes or otherwise subject to Section 5 of the Certificate of Incorporation unless expressly so provided therein.

      2.2 Number. The number of directors that shall constitute the entire Board of Directors shall be not less than three (3) nor more than fifteen (15), the exact number of directors to be determined by resolution of the Board of Directors from time to time; provided, however, that such maximum number may be increased from time to time to reflect the rights of holders of preferred stock to elect directors in accordance with the terms of the Certificate of Incorporation or of the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock.

      2.3 Meetings. The annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of the stockholders, at which time the officers of the Corporation shall be elected. The Board of Directors may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by the chairman of the Board of Directors, president, or any two directors.

      2.4 Notice of Directors' Meetings. The annual and all regular Board of Directors meetings may be held without notice of the date, time, place or purpose of the meeting. Special meetings shall be held upon notice sent by any usual means of communication not less than two (2) days before the meeting noting the date, time and place of the meeting. The notice need not describe the purposes of the special meeting. Attendance by a director at a meeting or subsequent execution or approval by a director of the minutes of a meeting or a consent action shall constitute a waiver of any defects in notice of such meeting and/or consent action.

      2.5 Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Certificate of Incorporation or Bylaws of the Corporation, members of the Board of Directors, or any committee designated by the


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Board of Directors, may participate in any meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

      2.6 Quorum and Vote. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed thirty days in any one adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by the Certificate of Incorporation, these bylaws, or by the laws of the state of incorporation.

      2.7 Executive and Other Committees. The Board of Directors, by a resolution adopted by a majority of its members, may designate an executive committee, consisting of two or more directors, and other committees, consisting of two or more persons, who may or may not be directors, and may delegate to such committee or committees any and all such authority as it deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the Corporation.

                                   ARTICLE III

                                    OFFICERS

      3.1 Number. The Corporation shall have a President, a Secretary, and such other officers as the Board of Directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary.

      3.2 Election and Term. The officers shall be elected by the Board of Directors.


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      3.3 Duties. All officers shall have such authority and perform such duties in the management of the Corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.

                                   ARTICLE IV

                       RESIGNATION, REMOVALS AND VACANCIES

      4.1 Resignations. Any officer or director may resign at any time by giving written notice to the chairman of the Board of Directors, the president, or the secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the Board of Directors.

      4.2 Removal of Officers. Any officer or agent may be removed at any time with or without cause by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

      4.3 Removal of Directors. Any director or the entire Board of Directors may be removed, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors (considered for this purpose as one class). "Cause" for purposes of this paragraph shall mean: (i) any fraudulent or dishonest act or activity by the director; or (ii) behavior materially detrimental to the business of the Corporation.

      4.4 Vacancies. Unless otherwise provided in the Certificate of Incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected. Any director elected or appointed to fill a vacancy shall hold office until the next election of the class of directors of the director which such director


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replaced, and until and his or her successor is elected and qualified or until his or her earlier resignation or removal.

                                    ARTICLE V

                                  CAPITAL STOCK

      5.1 Stock Certificates. Every stockholder shall be entitled to a certificate or certificates of capital stock of the Corporation in such form as may be prescribed by the Board of Directors. Unless otherwise decided by the Board of Directors, such certificates shall be signed by the president and the secretary of the Corporation.

      5.2 Transfer of Shares. Shares of stock may be transferred on the books of the Corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any stockholder agreement.

      5.3 Loss of Certificates. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                   ARTICLE VI

                                ACTION BY CONSENT

      6.1 Actions by Board of Directors. Whenever the directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon, and such action shall be as valid and effective as any action taken at a regular or special meeting of the directors.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

      These bylaws may be amended, added to, or repealed either by: (1) a majority of the Corporation's capital stock entitled to vote; or (2) by a majority vote of the Board of Directors.


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                                  ARTICLE VIII

                                   FISCAL YEAR

      The fiscal year for the Corporation shall be determined by the Corporation's Board of Directors.


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